UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2010

OXFORD TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-49854	04-3615974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, Suite 818, New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 15, 2010, in the course of preparing its consolidated financial statements for the year ended December 31, 2009, Oxford Technologies, Inc. (the “Company”) discovered a material error while it was transitioning /integrating into a new accounting system. A variance was noted in the amount of WIP being reported in the old accounting system. After further investigation, it was discovered that a 2008 ending WIP balance was overstated by approximately $424,000. The error had the effect of overstating income and stockholders’ equity by approximately $424,000.

Upon the recommendation of management and after discussion with our independent registered public accounting firm, Child, Van Wagoner & Bradshaw, PLLC, on April 15, 2010, the Board of Directors of the Company determined that the previously issued financial statements of the Company for the quarters ended March 31, June 30, and September 30, 2009 should no longer be relied upon.  In view of the error, the Company has restated its previously issued financial statements for the year ended December 31, 2008 in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, in which a restatement footnote had been added to the audited consolidated financial statements for the year ended December 31, 2009 which described the restatement and demonstrated the impact of the restatement on each line item in the Company’s consolidated financial statements that was affected thereby.

The Company will file, as promptly as practicable, amendments to its quarterly reports on Form 10-Qs for the quarters ended March 31, June 30, and September 30, 2009 to reflect the restatement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits           None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD TECHNOLOGIES, INC.

Date: April 19, 2010	By:	/s/Vivian Lam Lee Yu
	Name:	Vivian Lam Lee Yu
	Title:	President